Exhibit 10.3

Execution Version

NOTE EXCHANGE AGREEMENT

This NOTE EXCHANGE AGREEMENT (“Agreement”), is made as of July 31, 2017 (the “Execution Date”), between Glowpoint, Inc., a Delaware corporation (“Company”), and Shareholder Representative Services LLC, solely in its capacity as the Sellers’ Representative for the benefit of the Stockholders (as defined in the Merger Agreement (as defined below)) (“Noteholder”).

RECITALS

A.
Company, pursuant to that certain Agreement and Plan of Merger by and among Company, GPAV Merger Sub, Inc., Affinity VideoNet, Inc. and Noteholder dated August 12, 2012 (“Merger Agreement”), made in favor of Noteholder that certain Third Amended and Restated Nonnegotiable Promissory Note dated February 27, 2015 (“Note”) in the original principal amount of $1,784,692.48. As of July 31, 2017, the Note’s current unpaid balance, including principal and accrued interest, is $2,562,260.69.

B.	Company and Noteholder have agreed to exchange the Note for newly issued shares of Company’s common stock, par value $0.0001 (“Common Stock”) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Exchange.

1.1 Exchange Listing. Subject to notice of issuance, the Shares (as defined below) have been approved for listing on the NYSE MKT LLC.

1.2    Exchange. Subject to the terms and conditions of this Agreement and upon Company’s receipt of the SRS Certificate (as defined below), Company will cause to be issued to each holder of the Note (the “Holders”) listed on the SRS Certificate the number of shares of Common Stock specified opposite such Holder’s name on the SRS Certificate, for an aggregate of 7,326,000 shares of Common Stock (the “Shares”). On the Execution Date and subject to the terms and conditions of this Agreement, in exchange for the issuance of the Shares, Noteholder will deliver or cause to be delivered the Note for cancellation (which shall include all claims arising out of or relating to the Note, including, without limitation, any accrued but unpaid interest thereon), without the payment of any additional consideration. The issuance of the Shares to Holders will be made without registration of the Shares under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act. The transactions contemplated under this Section 1.2 may be referred to collectively hereinafter as the “Exchange.”

2.    Deliveries.

2.1    Deliveries.

a.On the Execution Date, Company shall have executed the following documents and consummated the transactions contemplated thereby:

i.	Business Financing Agreement with Western Alliance Bank, as lender, in the amount of $1,100,000;

ii.	Second Lien Senior Secured Loan Facility with Super G Capital, as lender, in the amount of $1,100,000;

iii.	Redemption Agreement with Main Street Equity Interests, Inc., Main Street Mezzanine Fund, LP, and Main Street Capital II, LP; and

iv.	Payoff Letter with Main Street Capital Corporation and Main Street Equity Investments, Inc.

b.On the Execution Date, Noteholder shall deliver or cause to be delivered to Company the Note for cancellation;

c.No later than one business day following the Execution Date, Noteholder shall deliver to Company a certificate, executed by an executive officer or other authorized person of Noteholder, setting forth the Holders to be issued Shares and the number of Shares to be issued to each Holder (the “SRS Certificate”); and

d.Upon Company’s receipt of the SRS Certificate, Company shall cause to be issued the Shares in the name of the Holders, and shall deliver to the Holders one or more stock certificates representing the Shares being issued, duly endorsed or accompanied by duly executed stock powers sufficient to validly transfer the Shares to the Holders.

3.    Representations and Warranties of Noteholder. Noteholder represents and warrants to Company that the statements contained in this Section 3 are true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

3.1    Organization, Standing and Qualification. Noteholder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority and governmental authorizations to own, lease and operate its properties and carry on its business as it is now being conducted. Noteholder is duly licensed or qualified to do business as a foreign limited liability company in each other jurisdiction where such license or qualification is required, except where the lack of such qualification would not have a material adverse effect on its business or properties.

3.2    Authorization. Noteholder has all limited liability company power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Noteholder in connection with the consummation of the transactions contemplated hereby and thereby (the “Ancillary Agreements”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Noteholder of this Agreement and each Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary respective limited liability company action on behalf of Noteholder. This Agreement and each Ancillary Agreement has been duly executed and delivered by Noteholder and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each Ancillary Agreement constitutes the legal, valid and binding obligations of Noteholder, enforceable against Noteholder in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3    Conflicts; Consents of Third Parties.

a.None of the execution and delivery by Noteholder of this Agreement or the Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by Noteholder with any of the provisions hereof or thereof will result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of acceleration, termination or cancellation of any obligation under, require a consent or waiver under, require the payment of a penalty or increased liabilities or fees or the loss of a material benefit under or result in the creation of any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, sublease, charge, option, right of first refusal, easement, servitude, title defect or objection, hypothecation, transfer restriction or other encumbrance (collectively, “Liens”) upon any of the properties or assets of Noteholder under any provision of (i) the certificate of formation and limited liability company agreement of Noteholder; (ii) any material contract or material permit to which Noteholder is a party or by which any of the properties or assets of Noteholder are bound; (iii) any governmental order, injunction, judgment, decree or ruling applicable to Noteholder or by which any of the properties or assets of Noteholder are bound; or (iv) any applicable law, other than, in the case of clauses (ii), (iii) and (iv), such items that would not, individually or in aggregate, reasonably be expected to impair in any material respect the ability of Noteholder to perform its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

b.No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body (collectively, “Consents”) is required on the part of Noteholder in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the compliance by Noteholder with any of the provisions hereof or thereof.

3.4    Ownership; Transferability. Each Holder is the record and beneficial holder of its originally issued undivided interest in the Note free and clear of any Lien, other than restrictions under the Securities Act.

3.5    Investment Representations.

a.    Each Holder acknowledges that the Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the Shares. Each Holder acknowledges that the Shares shall be issued to such Holder solely in exchange for such Holder’s interest in the Note without the payment of any additional consideration. As of the date hereof, none of Noteholder or Holders has and or will pay any commission or other remuneration, directly or indirectly, to any broker or other intermediary, in connection with the Exchange. No person has acted, directly or indirectly, as a broker or other intermediary for any Holder or Noteholder in connection with the Exchange and no person is entitled to any commission or other remuneration.

b    [Reserved]

3.6    [Reserved]

3.7    Exculpation Among Investors. Each Holder acknowledges that it is not relying upon any person, firm or corporation, other than Company and its officers and directors, in making its decision to participate in the Exchange. Each Holder agrees that neither Noteholder nor any Holder nor the respective controlling persons, officers, directors, partners, agents, or employees of Noteholder or any Holder shall be liable to any other Holder for any actions heretofore or hereafter taken or omitted to be taken by any of them in connection with the Exchange.

4.    Representations and Warranties of Company. Except as otherwise set forth in the Company SEC Documents (as defined below), Company represents and warrants to Noteholder that the statements contained in this Section 4 are true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

4.1    Organization, Standing and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and governmental authorizations to own, lease and operate its properties and carry on its business as it is now being conducted. Company is duly licensed or qualified to do business as a foreign corporation in each other jurisdiction where such license or qualification is required, except where the lack of such qualification would not have a material adverse effect on its business or properties.

4.2    Authorization. Company has all corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Company of this Agreement and each Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary respective corporate action on behalf of Company. This Agreement and each Ancillary Agreement has been duly executed and delivered by Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each Ancillary Agreement constitutes the legal, valid and binding obligations of Company, enforceable against Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3    Conflicts; Consents of Third Parties.

a.None of the execution and delivery by Company of this Agreement or the Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by Company with any of the provisions hereof or thereof will result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of acceleration, termination or cancellation of any obligation under, require a consent or waiver under, require the payment of a penalty or increased liabilities or fees or the loss of a material benefit under or result in the creation of any Lien upon any of the properties or assets of Company under any provision of (i) the certificate of incorporation and by-laws of Company; (ii) any material contract or material permit to which Company is a party or by which any of the properties or assets of Company are bound; (iii) any governmental order, injunction, judgment, decree or ruling applicable to Company or by which any of the properties or assets of Company are bound; or (iv) any applicable law, other than, in the case of clauses (ii), (iii) and (iv), such items that would not, individually or in aggregate, reasonably be expected to impair in any material respect the ability of Company to perform its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

b.No Consents are required on the part of Company in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the compliance by Company with any of the provisions hereof or thereof, except for those Consents that have been made prior to the date hereof.

4.4    SEC Reports and Financial Statements.

a.Since January 1, 2017, Company has timely filed or furnished with the Securities and Exchange Commission (the “SEC”) all forms, reports, schedules, statements and other documents required to be filed or furnished under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including (i) its Annual Report on Form 10-K for the year ended December 31, 2016, (ii) its proxy statement relating to the 2017 annual meeting of stockholders (in the form mailed to stockholders) and (iii)

all other forms, reports and registration statements required to be filed or furnished by Company with the SEC since January 1, 2017. The documents described in clauses (i)-(iii) above (whether filed or furnished before, on or after the date of this Agreement), as amended prior to the date of this Agreement, are referred to in this Agreement collectively as the “Company SEC Documents.” As of their respective dates (or amendment dates, if amended prior to the date of this Agreement), the Company SEC Documents, including the financial statements and schedules provided therein or incorporated by reference therein, (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act, Sarbanes-Oxley Act of 2002 (“SOX”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as the case may be.

b.The December 31, 2016 consolidated balance sheets of Company and the related consolidated statements of income, consolidated statements of shareholders’ equity and consolidated statements of cash flows (including, in each case, the related notes, where applicable), as reported in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC under the Exchange Act fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), in all material respects in accordance with GAAP, the consolidated financial position and the results of the consolidated operations, cash flows and changes in stockholders’ equity of Company and its subsidiaries as of the respective dates or for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Company and its subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. EisnerAmper LLP, the independent public accounting firm of Company, has not resigned or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

c.There are no outstanding or unresolved comments received from the SEC with respect to Company SEC Documents. No executive officer of Company has failed in any respect to make the certification required of him or her under Sections 302 or 906 of SOX and to the knowledge of Company no enforcement action has been initiated against Company relating to disclosures contained in any Company SEC Documents.

d.Since the date Company was listed on the NYSE MKT, other than the noncompliance described in the notice of noncompliance received by Company from the NYSE MKT on April 5, 2017 (the “NYSE Noncompliance”), Company has complied in all material respects with the applicable listing and corporate governance rules of the NYSE MKT.

4.5 Section 3(a)(9) Compliance. Company acknowledges that the Shares are being offered and exchanged in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. As of the date hereof, Company has not and will not pay any commission or other remuneration, directly or indirectly, to any broker or other intermediary, in connection with the Exchange. No person has acted, directly or indirectly, as a broker or other intermediary for Company in connection with the Exchange and no person is entitled to any commission or other remuneration.

4.6 Subsidiaries.

a.With respect to each subsidiary of Company its articles of incorporation, bylaws (or equivalent organizational and governing documents) are in full force and effect. No subsidiary is in material violation in any respect of any of the provisions of its certificate of incorporation and bylaws (or equivalent organizational and governing documents).

b.All of the outstanding shares of capital stock and other equity interests of each of the subsidiaries have been validly issued and are fully paid and nonassessable, and are owned by Company or a subsidiary of Company free and clear of any Liens, with respect thereto. None of the subsidiaries of Company own any of Company’s issued and outstanding common stock or preferred stock.

c.Each subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be (and assuming the good standing concept exists in the applicable jurisdiction), and has all requisite corporate, limited liability company or partnership power and authority and governmental authorizations to own, operate, lease and otherwise hold its assets and to carry on its business as it is now being conducted (except to the extent that any failure to have such power, authority and authorizations would not have a material adverse effect on its business or properties), and is duly licensed or qualified to do business in each other jurisdiction (assuming the qualification concept exists in the applicable jurisdiction) where such license or qualification is required (except where the lack of such qualification would not have a material adverse effect on its business or properties).

4.7 Internal Controls Over Reporting. Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Company’s disclosure controls and procedures are designed to ensure that material information relating to Company, including its consolidated subsidiaries, required to be disclosed by Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Company’s auditors and the audit committee of Company’s board of directors (x) all significant deficiencies in the design or operation of internal controls which could adversely affect Company’s ability to record, process, summarize and report financial data and have identified for Company’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. The principal executive officer and the principal financial officer of Company have made all certifications required by SOX, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and correct. The management of Company has completed its assessment of the effectiveness of Company’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the year ended December 31, 2016, and such assessment concluded that such controls were effective. To the knowledge of Company, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

4.8 Legal Proceedings. There are no judicial, administrative or arbitral actions, complaints, charges, inquiries, grievances, investigations, reviews, suits or proceedings (public or private) by or before a governmental body (“Legal Proceedings”) entered against, involving, pending or, to the knowledge of Company, threatened in writing against Company or any of its subsidiaries, except for such Legal Proceedings that if adversely determined would not be reasonably likely to result in a material adverse effect on its business or properties.

4.9 Compliance with Laws; Permits.

a. Except for the NYSE Noncompliance, Company and its subsidiaries are in compliance in all respects with all laws of any governmental body applicable to their respective business or operations except where failure to comply would not be reasonably expected to have a material adverse effect on their business or operations). Except with respect to immaterial violations of any laws, neither Company nor any of its subsidiaries have received any written notice of, has knowledge of or has been charged with, the violation of any laws.

b.Company and its subsidiaries have all permits which are required for the operation of their respective businesses as presently conducted, except where the absence of which would not be reasonably likely to be material to Company (individually or in the aggregate). Neither Company nor any of its subsidiaries are in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any permit to which it is a party.

4.10    Shares Issued; Capitalization. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, shall be validly authorized and issued, fully paid and nonassessable and will be free of restriction on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws. Company is not a party to any agreement incident to which one or more shareholders are bound to vote their shares (either at a meeting or by written consent) in any particular manner, and Company is not aware of any such agreement to which Company itself is not a party. The entire authorized capital stock of Company consists of 150,000,000 shares of Common Stock, of which 36,534,840 shares were issued and outstanding as of July 31, 2017, and 5,000,000 shares of Company’s preferred stock, $0.0001 par value per share, of which 32 shares were issued and outstanding as of July 31, 2017.

5.    Survival of Representations and Warranties. The representations, warranties, covenants, and obligations of Company and Noteholder and Holders set forth in this Agreement shall survive the execution and delivery hereof for a period of one year following the Execution Date.

6.    Miscellaneous Provisions.

6.1    Notices. Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given upon delivery by Federal Express or similar overnight courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence. Any such notices shall be delivered to the following:

If to Company:        Glowpoint, Inc.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203
Attn: David Clark
Fax: (866) 703-2089

with a copy to:            Faegre Baker Daniels LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, CO 80203-4532                    Attn:    Jeff Sherman
Fax:    (303) 607-3600

If to Noteholder or Holders:    Shareholder Representative Services LLC
1614 15th Street, Suite 200
Denver, CO 80202
Attn: Managing Director
Fax: (303) 623-0294

with a copy to:            Cooley LLP
380 Interlocken Crescent, Suite 900
Broomfield, CO 80021-8023                    Attn:    Jim Linfield
Fax:    (720) 566-4099

6.2    Expenses. Upon consummation of the Exchange, all legal and administrative costs incurred in connection with this Agreement and the transactions contemplated hereby, including reasonable fees and expenses (not to exceed $30,000) of Noteholder’s legal counsel, shall be paid by Company.

6.3    Governing Law and Jurisdiction. All issues and questions concerning the application, construction, validity, interpretation and enforcement of, and any dispute arising under, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule. Each party hereto hereby irrevocably consents and agrees to the exclusive personal jurisdiction of the federal or state courts of the State of Delaware located in New Castle County, Delaware for any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement. Each of the parties hereto hereby waives, and agrees not to assert, as a defense in any legal dispute arising out of this Agreement, that such action, suit or proceeding may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum or that the venue of the action, suit or proceeding is improper. Each of the parties hereto agrees that a final judgment in any action, suit or proceeding described in this Section 6.3 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

6.4    Headings. Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

6.5    Entire Agreement. This Agreement and the Ancillary Agreements constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

6.6    Amendment. Any term of this Agreement may be modified or amended only by an instrument in writing signed by each of the parties hereto.

6.7    Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.8    Attorneys’ Fees. The prevailing party in any litigation brought to interpret or enforce the terms and provisions of this Agreement shall be entitled to recovery from the non-prevailing party its costs of litigation; including without limitation, reasonable attorneys' fees.

6.9    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.10    Successors and Assigns. Except as expressly provided in this Agreement, the terms and conditions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors or assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.11 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, Company and Noteholder hereby agree, at the request of Company or Noteholder, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may reasonably be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

[Signatures Follow on the Next Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

Glowpoint, Inc.

By:     /s/ David Clark
Name: David Clark
Title: Chief Financial Officer

Signature Page to Note Exchange Agreement

NOTEHOLDER:

Shareholder Representative Services LLC

By:     /s/ Christopher Letang
Name: Christopher Letang
Title: Managing Director

Signature Page to Note Exchange Agreement